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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) SEPTEMBER 17, 2004
                                                       --------------------

                              OVERHILL FARMS, INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                      001-16699                 75-2590292
----------------------------         ------------           -------------------
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)

       2727 EAST VERNON AVENUE, VERNON, CALIFORNIA               90058
-------------------------------------------------------------------------------
        (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (323) 582-9977
                                                  ----------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

         The board of directors ("board") of Overhill Farms, Inc. ("company") recently made various changes in the composition of the board and committees of the board to assist the company in complying with new American Stock Exchange ("AMEX") rules that will apply to the company immediately following the company's upcoming 2004 annual meeting of stockholders ("annual meeting").

         In preparation for meeting the new AMEX requirement that a majority of the members of the board be independent, on September 17, 2004, the board increased the authorized number of directors from seven to nine, Richard A. Horvath resigned from his position on the board effective as of the close of business on that date, and the board appointed the following three new non-employee members of the board effective as of September 18, 2004: Alexander Auerbach, Louis J. Giraudo and Alexander Rodetis, Jr. The company is not aware of any arrangements or understandings between Messrs. Auerbach, Giraudo or Rodetis and any person or entity pursuant to which any of those individuals was selected as a director of the company.

         Mr. Horvath has served as the company's Senior Vice President and Secretary since November 1997, formerly served as the company's Chief Financial Officer from November 1997 through March 2003, and had served as a member of the board since November 1999. Biographical information regarding Messrs. Auerbach, Giraudo and Rodetis is contained in the company's proxy statement for the annual meeting.

         In preparation for meeting the new AMEX independence requirements regarding composition of committees of the board, effective as of September 18, 2004, the board appointed Mr. Rodetis to the company's audit committee and re-appointed non-employee directors John E. McConnaughy and Geoffrey A. Gerard to the company's audit committee, with Mr. McConnaughy continuing as audit committee chairman. Mr. Rodetis assumed the position of Harold Estes on the audit committee.

         Also, effective immediately following the annual meeting, the board appointed Mr. Giraudo to the company's compensation committee and re-appointed Messrs. McConnaughy and Gerard to the compensation committee, with Mr. McConnaughy continuing as committee chairman. Mr. Giraudo will assume the position of Mr. Estes on the compensation committee.

         In addition, effective as of September 17, 2004, the board appointed Messrs. Gerard and McConnaughy to a newly created nominating and governance committee, with Mr. Gerard serving as the committee chairman.

         The board has determined that Messrs. Auerbach, Giraudo, Rodetis, McConnaughy and Gerard are "independent" as defined in Section 121(A) of the AMEX listing standards. The company is not a party with any of these directors to any transactions described in Section 404(a) of Regulation S-K that may be required to be disclosed in this report, except that in February 2004, the company engaged Alexander Auerbach & Co., Inc. ("AAPR") for public relations and marketing services. AAPR provides public relations, media relations and communications marketing services to support the sales activity of the company. Mr. Auerbach is a stockholder, director and officer of AAPR. The company paid to AAPR $24,392 for services rendered under this engagement through September 15, 2004. These fees did not total more than 5% of AAPR's estimated gross revenues for its fiscal year ending January 31, 2005.



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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.
                  --------------------------------------------

                  Not applicable.

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  Not applicable.

         (c)      Exhibits.
                  ---------

                  Number   Description
                  ------   -----------

                  10.1 Consulting agreement dated February 18, 2004 between Overhill Farms, Inc. and Alexander Auerbach & Co., Inc.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 22, 2004       OVERHILL FARMS, INC.

                                By: /s/ John L. Steinbrun
                                    ------------------------------------------
                                    John L. Steinbrun, Chief Financial Officer



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                         EXHIBITS FILED WITH THIS REPORT

         Number   Description
         ------   -----------

         10.1 Consulting agreement dated February 18, 2004 between Overhill Farms, Inc. and Alexander Auerbach & Co., Inc.